Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hudson Technologies, Inc. (the "Company") on Form 10-Q for the three month period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

I, Kevin J. Zugibe, as Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin J. Zugibe
Kevin J. Zugibe
Chief Executive Officer and
Chairman of the Board

August 13, 2009